UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 14, 2022, Sabine Pass Liquefaction, LLC, a Delaware limited liability company (“SPL”), and a subsidiary of Cheniere Energy, Inc. (“CEI”), entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), to issue and sell to the Initial Purchasers $430,000,000 aggregate principal amount of its 5.900% Senior Secured Amortizing Notes due 2037 (the “Notes”). The Notes were issued at a price equal to 99.856% of par. The Purchase Agreement contains customary representations, warranties and agreements by SPL and customary conditions to closing and indemnification obligations of SPL and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Certain Initial Purchasers and their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to SPL, CEI and Cheniere Energy Partners, L.P. (the “Partnership”) in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 7.01 Regulation FD Disclosure.

On November 14, 2022, the Partnership issued a press release announcing that SPL intended to offer, subject to market and other conditions, the Notes. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On November 14, 2022, the Partnership issued a press release announcing that SPL priced its previously announced offering of Notes. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

SPL issued an irrevocable notice of redemption on November 14, 2022 for $500 million in aggregate principal amount outstanding of SPL’s 5.625% Senior Secured Notes due 2023 (the “2023 SPL Notes”) in accordance with the terms of the indenture governing the 2023 SPL Notes, which provides for a redemption price equal to the greater of (1) 100% of the principal amount of such 2023 SPL Notes and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such 2023 SPL Notes from the redemption date to January 15, 2023 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 50 basis points. SPL intends to fund the redemption with the proceeds from the sale of the Notes and cash on hand.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, and it shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The foregoing does not constitute a notice of redemption with respect to the 2023 SPL Notes.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

1.1*	Purchase Agreement, dated as of November 14, 2022, between Sabine Pass Liquefaction, LLC and Goldman Sachs & Co. LLC (incorporated by reference to Exhibit 1.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on November 15, 2022).

99.1*	Press Release, dated November 14, 2022, entitled “Cheniere Partners Announces Offering of Senior Secured Amortizing Notes due 2037 by Sabine Pass Liquefaction, LLC” (incorporated by reference to Exhibit 99.1 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on November 15, 2022).

99.2*	Press Release, dated November 14, 2022, entitled “Cheniere Partners Announces Pricing of $430 Million Senior Secured Amortizing Notes due 2037 by Sabine Pass Liquefaction, LLC” (incorporated by reference to Exhibit 99.2 to SPL’s Current Report on Form 8-K (SEC File No. 333-192373), filed on November 15, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: November 15, 2022	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer